EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of China Shen Zhou Mining and Resources, Inc., on Form S-3, of our report dated March 31, 2010, appearing in the Annual Report on Form 10-K of China Shen Zhou Mining and Resources, Inc., for the year ended December 31, 2009. We also consent to the reference to our firm under the heading “Experts” in this registration statement.

/s/ Sherb & Co., LLP
Sherb & Co., LLP
New York, NY
December 17, 2010